UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2021

Academy Sports and Outdoors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39589	85-1800912
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation )	File No.)	Identification No.)

1800 North Mason Road
Katy, Texas 77449
(Address of principal executive offices including Zip Code)

(281) 646-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ASO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Chris Turner to Board of Directors

Effective December 17, 2021, the Board of Directors (the “Board”) of Academy Sports and Outdoors, Inc. (the "Company") increased the size of the Board from nine to ten directors with the one newly created directorship being allocated to Class I and filled the resulting vacancy created by such increase by appointing Chris Turner, 47, as an independent Class I director. Mr. Turner will hold office until the Company’s 2024 Annual Meeting of Stockholders. Mr. Turner was appointed to serve on the Audit Committee of the Board.

Mr. Turner has served as the Chief Financial Officer of Yum! Brands since August 2019. Before joining Yum! Brands, he served as Senior Vice President and General Manager in PepsiCo’s retail and e-commerce businesses with Walmart in the U.S. and more than 25 countries and across PepsiCo’s brands from December 2017 to July 2019. Prior to leading PepsiCo’s Walmart business, he served in various positions, including Senior Vice President of Transformation for PepsiCo’s Frito-Lay North America business from July 2017 to December 2017 and Senior Vice President of Strategy for Frito-Lay from February 2016 to June 2017. Prior to joining PepsiCo, he was a partner in the Dallas office of McKinsey & Company, a strategic management consulting firm, serving clients in the retail, restaurant, consumer packaged goods, airline, high-tech and media industries. He holds an MBA from Stanford University and a bachelor’s degree in industrial engineering from the University of Arkansas.

The Board selected Mr. Turner because of his finance, corporate strategy, supply chain, eCommerce and information technology experience as both a retailer and vendor serving the retail community.

The Board has determined that Mr. Turner qualifies as an independent director under the corporate governance standards of Nasdaq and the independence requirements of Section 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As compensation for his service on the Board and Audit Committee of the Board, Mr. Turner will receive the Company's standard compensation for non-employee directors as disclosed in the Company's 2021 proxy statement filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") on April 23, 2021.

In addition, the Company and Mr. Turner will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.37 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 23, 2020.

Item 7.01    Regulation FD Disclosure.

On December 17, 2021, the Company issued a press release announcing Mr. Turner's appointment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Academy Sports and Outdoors, Inc. Press Release dated December 17, 2021.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K on its behalf by the undersigned, thereto duly authorized.

ACADEMY SPORTS AND OUTDOORS, INC.

Date: December 17, 2021	By:	/s/	Rene G. Casares
	Name:	Rene G. Casares
	Title:	Senior Vice President, General Counsel and Secretary